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                                  EXHIBIT 99.1


                    AMBIENT APPOINTS CHIEF FINANCIAL OFFICER

  Addressing the Anticipated Market Opportunities, Ambient Further Strengthens
                                 Management Team


BOSTON, MA, MARCH 22, 2005 - Ambient Corporation (OTCBB: ABTG), a leader in Power Line Communications (PLC) technology, announced today the appointment of Ms. Lauren Farrell as the Company's Chief Financial Officer (CFO).

Ms. Farrell brings to Ambient over 15 years of significant financial management experience including strategic planning, capital management and financial modeling and analysis. She most recently served as Vice President for Bingham Strategic Advisors, LLC, a management consulting firm specializing in capital transactions. Ms. Farrell also served as Chief Financial Officer and Vice President-Finance at two start-up organizations where she focused on building the internal finance and accounting infrastructure as well as leading private and public equity transactions totaling over $100 million. As CFO, Ms. Farrell will be responsible for Ambient's overall financial plans and accounting practices and will oversee the treasury, budget, administrative and related legal activities of the organization.

"Lauren's skills and experience are a welcome addition to our growing leadership team," stated John J. Joyce, President and CEO.

Ms. Farrell commented, "Since I first learned of the Ambient story and the opportunity, I have been excited about the prospect of joining a company that is at the forefront of power line communications. I look forward to contributing to Ambient's growth and future success."

Additionally, Ambient has added several new positions and staff in order to address the growing market opportunities anticipated in 2005. These positions include a new Vice President of Business Development, a Director of Manufacturing and Operations, and a Director of Engineering.

The new Vice President of Business Development, Mr. Matthew Hicks, was formerly the Director of Corporate Development and Operations at Amperion. Prior to helping found Amperion as a Senior Director at Redleaf Group, Mr. Hicks was in General Electric's strategic investing arm, GE Equity, where he led investments and alliances in the energy technologies sector. Mr. Hicks will be responsible for identifying and developing new business opportunities as well as maintaining and expanding established relationships.

The Director of Manufacturing and Operations, Mr. Michael Quarella, came to Ambient from Verso Technologies, formerly MCK Communications. Mr. Quarella will introduce risk management techniques in support of new product introduction practices to meet time-to-market, quality, and cost requirements. Mr. Quarella will also be responsible for developing and maintaining a highly responsive and dedicated customer service organization.

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The Company's Director of Engineering, Mr. David Goldblatt, was recently promoted from within the Company. Mr. Goldblatt will manage and oversee the continued expansion of Ambient's engineering capabilities and create efficient processes that enable the continued growth of Ambient's leadership position in the industry.

"All of us at Ambient welcome Lauren and the rest of the new managers to the team," Mr. Joyce further stated, "We have brought aboard significant additions that only add to Ambient's already extensive talent pool. We look forward to working with our expanded management team as we continue to evolve from a development stage company to a dynamic and flexible company focused on addressing the market opportunities in PLC."


ABOUT AMBIENT CORPORATION
-------------------------
Ambient Corporation (OTC BB: ABTG) is a development stage company engaged in the design, development and marketing of equipment and technologies that utilize existing electrical power medium voltage and low voltage distribution lines as a medium for the delivery of broadband and other communication services. The use of an electric power distribution system as a high-speed communication medium is commonly referred to as "power line communications" or "broadband over power lines." Visit us at WWW.AMBIENTCORP.COM.



THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. READERS ARE REFERRED TO THE DOCUMENTS FILED BY AMBIENT CORPORATION WITH THE SEC, INCLUDING THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB AND 10-QSB, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMBIENT IS A TRADEMARK OF AMBIENT CORPORATION REGISTERED IN THE U.S. PATENT AND TRADEMARK OFFICE.


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MEDIA CONTACT:
AMBIENT CORPORATION
Anna E. Croop
Director of Corporate Communications
(617) 332-0004
anna.croop@ambientcorp.com
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